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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report : January 26, 2004
               (Date of earliest event reported): January 26, 2004


                             Grant Geophysical, Inc.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                   333-89863*                76-0548468
(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)           Identification No.)



                                 16850 Park Row
                                Houston, TX 77084
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (281) 398-9503


*The Commission file number refers to a Form S-1 registration statement filed by the registrant under the Securities Act of 1933, which became effective January 12, 2000.

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ITEM 5.  OTHER EVENTS

         On January 26, 2004, registrant issued a press release entitled "Grant Geophysical Completes Successful Refinancing."

         The text of the press release is as follows:

               GRANT GEOPHYSICAL COMPLETES SUCCESSFUL REFINANCING

         HOUSTON, TEXAS--January 26, 2004--Grant Geophysical, Inc. ("Grant" or the "Company") announced today the successful completion of a comprehensive refinancing of its operations, resulting in substantial reductions in debt and increases in stockholders' equity. As of March 31, 2003, the date of the Company's most recently published financial statements, Grant had $92.7 million of debt, including $53.5 million owed to non-shareholders, and negative shareholders' equity of $61.8 million. Through a combination of additional cash infusions, capital contributions and conversions of debt and preferred stock to common equity, Grant's debt has been reduced from $92.7 million to $10.1 million at December 31, 2003, a reduction of $82.6 million, or 89%. Of the $10.1 million in total debt, only $3.0 million is classified as current. In addition, Grant had positive shareholders' equity of $13.3 million at year-end, resulting in a debt-to-capitalization ratio of only 43%. The Company was assisted by CIBC World Markets Corp. in its negotiations with its creditors. Finally, certain of the Company's key trade creditors rescheduled their long-term commitments to assist in the successful refinancing. In addition to obtaining capital to effect portions of the refinancing, the Company believes it has access to additional financing for working capital and other purposes to meet its forecast needs. With the elimination of its public debt, Grant has ceased making periodic filings with the Securities and Exchange Commission.

         "We are excited to have completed this refinancing for many reasons," stated Richard Miles, the Company's President and Chief Executive Officer. "Firstly, Grant now has one of the strongest balance sheets in the geophysical services industry," Miles continued, "Over the past three years, despite challenging industry conditions, we have generated positive operating cash (EBITDA). With this refinancing, there can be little doubt as to Grant's financial security. Secondly, we are most grateful to our customers, vendors and employees, whose loyalty and dedication have made this refinancing possible. With our financial future secure, we will continue to dedicate our efforts to providing the most innovative, cost-effective geophysical services in the industry. Finally, Grant is now in position to pursue opportunities for growth and expansion and to pursue strategic opportunities as the market for geophysical services begins to rebound."

         Grant is a leading provider of seismic data acquisition services in land and transition zone environments in the United States, Latin America, the Middle East, the Far East and Canada. Grant also markets seismic data acquisition services in Europe and Africa. The Company's seismic data acquisition services typically are provided on an exclusive contract basis to domestic and international oil and gas exploration and production companies and seismic data marketing companies. Grant also provides seismic data processing services through its international support facilities.

         The Company utilizes sophisticated equipment to perform specialized 3D and 2D seismic surveys. All of the Company's seismic data acquisition crews are capable of performing surveys in land environments and many are equipped to perform surveys in transition zone environments. Transition zone environments are swamps, marshes and shallow water areas that require specialized equipment and must be surveyed with minimal disruption to the natural environment.

         From time to time, information provided by the Company, statements by its employees or information included in written material, such as press releases and filings with the Securities and Exchange Commission (including portions of the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and certain other sections contained in such filings) may


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contain "forward-looking" statements within the meaning of the Private
Securities Litigation Reform Act of 1995.

         Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results of current and future operations may vary materially from those anticipated, estimated or projected. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GRANT GEOPHYSICAL, INC.,

Date: January 26, 2004                By:  /s/  RICHARD F. MILES
                                           ------------------------------
                                           Richard F. Miles
                                           President & Chief Executive Officer